                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Bruno's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [BRUNO'S LOGO]

                800 Lakeshore Parkway, Birmingham, Alabama 35211

                                 June 10, 1997

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Bruno's, Inc. (the "Company"). This meeting will be held in the White & Gold Suite at the Plaza Hotel, Fifth Avenue at Central Park South, in New York, New York 10019, on Thursday, July 10, 1997, at 11:00 A.M., New York time.

     This booklet contains the formal notice of the meeting and a proxy statement. The proxy statement describes the business to be transacted at the meeting and provides other information concerning the Company for your consideration when you vote your shares. In addition, we have enclosed for your information a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 as filed by the Company with the Securities and Exchange Commission on April 28, 1997.

     To assist us in planning for the meeting, please mark the appropriate box on your proxy card if you plan to attend the meeting.

                                           Yours very truly,
                                           /s/ William J. Bolton
                                           WILLIAM J. BOLTON
                                           Chairman of the Board and
                                           Chief Executive Officer

                                 [BRUNO'S LOGO]

                800 Lakeshore Parkway, Birmingham, Alabama 35211

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 10, 1997
                             ---------------------

To the Stockholders of
     BRUNO'S, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bruno's, Inc. (the "Company") will be held in the White & Gold Suite at the Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019, at 11:00 A.M. on Thursday, July 10, 1997, for the following purposes:

          1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

          2. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on June 2, 1997 as the time for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting of Stockholders. Each share of the Company's Common Stock will entitle the holder thereof to one vote on all matters which may properly come before the Annual Meeting of Stockholders.

                                       By Order of the Board of Directors,
                                       /s/ Walter M. Grant
                                       WALTER M. GRANT
                                       Secretary

Birmingham, Alabama
June 10, 1997

                                 BRUNO'S, INC.

                             800 LAKESHORE PARKWAY
                           BIRMINGHAM, ALABAMA 35211

                          ---------------------------

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JULY 10, 1997
                          ---------------------------

     This proxy statement and the accompanying proxy card have been prepared on behalf of the Board of Directors of Bruno's, Inc. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Plaza Hotel in New York, New York, at 11:00 A.M. on Thursday, July 10, 1997, and any adjournments or postponements thereof (the "Annual Meeting"). Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by submitting a proxy bearing a later date, or by voting in person at the Annual Meeting. Each valid and timely proxy that is not revoked will be voted at the Annual Meeting in accordance with the instructions thereon or, if no instructions are specified thereon, then the proxy will be voted as recommended by the Board of Directors. The affirmative vote of a majority of the votes cast by the shares entitled to vote is required for the election of directors and the approval of any stockholder proposals that may be offered at the Annual Meeting. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be compensated for such solicitation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so.

     Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on June 2, 1997, will be entitled to vote at the Annual Meeting. As of June 2, 1997, the Company had outstanding 25,337,982 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Shares representing a majority of the votes entitled to be cast must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present.

     As of June 2, 1997, Crimson Associates, L.P. and KKR Partners II, L.P. (the "Partnerships") owned approximately 82.2% of the outstanding shares of Common Stock. The Partnerships have advised the Company that they intend to vote all of their shares of Common Stock in favor of the election of the seven nominees for the Board of Directors of the Company named in this proxy statement. Such action by the Partnerships is sufficient to elect such nominees without any action on the part of any other holder of the Common Stock. The Partnerships were organized by Kohlberg Kravis Roberts & Co. L.P. ("KKR"). Five of the seven nominees for the Board of Directors are affiliated with KKR and with the general partner of each of the Partnerships. SEE "OWNERSHIP OF COMPANY STOCK BY CERTAIN HOLDERS."

     The complete mailing address of the principal executive offices of the Company is 800 Lakeshore Parkway, Birmingham, Alabama 35211. The approximate date on which this proxy statement is first being sent to stockholders is June 10, 1997.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders of the Company will be asked to elect seven members of the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee is now a member of the Board of Directors of the Company. If any nominee becomes unavailable for election for any reason, the holders of the proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. The Board of Directors has no reason to believe that the nominees named in this proxy statement will be unable to serve if elected or will decline to serve.

     The election of each nominee to the Board of Directors requires a majority of the votes cast at the Annual Meeting. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the enclosed proxy or on the ballot to be distributed at the Annual Meeting. The persons named in the enclosed proxy will vote the shares of Common Stock covered by such proxy for the election of the nominees set forth below unless instructed to the contrary.

NOMINEES FOR BOARD OF DIRECTORS

     The following is a brief description of the business experience for at least the past five years of each of the nominees for election to the Board of Directors of the Company:

     William J. Bolton, age 50, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1995. He served as President of Jewel Food Stores from 1991 to April 1995 and Chief Operating
Officer -- Markets of American Stores Company from April 1995 to August 1995.

     Henry R. Kravis, age 53, has served as a director of the Company since August 1995. He is a Founding Partner of KKR and a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. Mr. Kravis serves as a member of the Board of Directors of AutoZone, Inc., Borden, Inc., Evenflo & Spalding Holdings Corporation, Flagstar Companies, Inc., Flagstar Corporation, The Gillette Company, IDEX Corporation, K-III Communications Corp., KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., Merit Behavioral Care Corporation, Newsquest Capital plc, Owens-Illinois, Inc., Owens-Illinois Group, Inc., Safeway Inc., Sotheby's Holdings Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc.

     George R. Roberts, age 53, has been a director of the Company since August 1995. He is a Founding Partner of KKR and a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. Mr. Roberts serves as a member of the Board of Directors of AutoZone, Inc., Borden, Inc., Evenflo & Spalding Holdings Corporation, Flagstar Companies, Inc., Flagstar Corporation, IDEX Corporation, K-III Communications Corp., KinderCare Learning Centers, Inc., Merit Behavioral Care Corporation, Newsquest Capital plc, Owens-Illinois, Inc., Owens-Illinois Group, Inc., Red Lion Properties, Inc., Safeway Inc., Union Texas Petroleum Holdings, Inc., Walter Industries, Inc., and World Color Press, Inc.

     Paul E. Raether, age 50, has been a director of the Company since August 1995. He is a member of the limited liability company which serves as the general partner of KKR. Mr. Raether serves as a member of the Board of Directors of Flagstar Companies, Inc., Flagstar Corporation, IDEX Corporation, and KSL Recreation Group, Inc.

     James H. Greene, Jr., age 46, has been a director of the Company since August 1995. He is a member of the limited liability company which serves as the general partner of KKR. Mr. Greene serves as a member of the Board of Directors of Owens-Illinois, Inc., Owens-Illinois Group, Inc., Safeway Inc., and Union Texas Petroleum Holdings, Inc.

     Ronald G. Bruno, age 45, has been a director of the Company since 1983. He served as Chairman of the Board of the Company from December 1991 to August 1995, Chief Executive Officer of the Company from October 1990 to August 1995 and President of the Company from 1986 to 1994. Mr. Bruno is a member of the Board of Directors of SouthTrust Bank, N.A., Books-A-Million, Inc., and Russell Corp.

     Nils P. Brous, age 32, has been a director of the Company since August 1995. He has served as an Executive with KKR since November 1992. Prior to November 1992, Mr. Brous was an Associate with Goldman, Sachs & Co. He is a member of the Board of Directors of Canadian General Insurance Group Limited and KinderCare Learning Centers, Inc.

     Mr. Bruno has agreed to serve as a member of the Board of Directors of the Company until August 18, 1998 (subject to the customary right of a director to resign) pursuant to a Stockholders Agreement executed in connection with the acquisition of 20,833,333 shares of the Company's Common Stock by affiliates of KKR on August 18, 1995. SEE "OWNERSHIP OF COMPANY STOCK BY CERTAIN HOLDERS."

     Messrs. Kravis and Roberts are first cousins.

                             ADDITIONAL INFORMATION

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business of the Company is managed by or under the direction of the Board of Directors. During the fiscal year ended February 1, 1997, the Board of Directors held six meetings. Each director, except for Messrs. Kravis and Roberts, attended at least 75% or more of the total number of meetings of the Board of Directors and meetings of all committees of the Board of Directors on which he served.

     The Board of Directors has established the following standing committees of the Board of Directors: an Executive Committee, a Compensation Committee, and an Audit Committee.

     The Executive Committee has the authority to exercise the full power and authority of the Board of Directors to the fullest extent permissible under applicable law, subject at all times to the supervision and control of the full Board of Directors. The present members of the Executive Committee are Messrs. Bolton, Raether, Greene, and Brous. The Executive Committee held six meetings during the Company's fiscal year ended February 1, 1997.

     The Compensation Committee is responsible for establishing and administering the policies which govern the compensation of the Company's executive officers and key employees. The Compensation Committee presently consists of Messrs. Raether, Greene, and Brous. The Compensation Committee did not hold any formal meetings during Company's fiscal year ended February 1, 1997 but took action during meetings of the full Board of Directors.

     The functions of the Audit Committee are to (i) select and engage independent auditors to audit the books, records and accounts of the Company,
(ii) approve the scope of the audit and non-audit services provided by such auditors, (iii) establish policies in connection with the Company's internal audit programs, and (iv) perform such other duties as the Board of Directors may from time to time prescribe. Messrs. Bruno and Brous are the current members of the Audit Committee. The Audit Committee met one time during the Company's fiscal year ended February 1, 1997.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company receive an annual retainer from the Company in the amount of $30,000. Directors do not receive separate fees for attending meetings of the Board of Directors or for serving on committees of the Board of Directors. Mr. Bolton, who is an employee of the Company, does not receive any additional compensation for serving on the Board of Directors.

     On April 30, 1997, the Board of Directors adopted the Bruno's, Inc. Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan permits non-employee directors to defer all or any part of the fees that they receive for serving on the Board of Directors. Amounts deferred will be credited, at the election of the director, to an unfunded cash account (the "Cash Account") or to an account under which the director will receive compensation in the form of shares of the Company's Common Stock (the "Stock Account"). Amounts credited to the Cash Account will accrue interest based on the Company's average borrowing rate from time to time. Amounts credited to the Stock Account will be converted into the number of shares of the Company's Common Stock which the amounts would have purchased based on the fair market value of a share of the Company's Common Stock on the date the amounts otherwise would have been paid. When an individual ceases to be a director of the Company, all amounts credited under the Deferred Compensation Plan are paid in one lump sum or in installments based on the election made by the director. Amounts credited to a director's Stock Account will be paid, in the Company's sole discretion, in the form of shares of the Company's Common Stock or in cash, with the amount of cash to be determined by multiplying the number of shares in the Stock Account by the then fair market value of a share of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On August 18, 1995, Crimson Acquisition Corp. was merged into and with the Company (the "Merger"). Since the date of the Merger, the Partnerships have owned 20,833,333 shares of the Company's Common Stock. The shares owned by the Partnerships represent approximately 82.2% of the outstanding shares of Common Stock as of May 15, 1997. The Partnerships also own warrants under which they have the right to purchase an additional 10,000,000 shares of Common Stock at an exercise price of $12.00 per share, subject to adjustment (the "Warrants"). The general partner of the Partnerships is KKR Associates, a New York limited partnership. KKR Associates has sole voting and investment power with respect to the shares of Common Stock held by the Partnerships. Messrs. Kravis, Roberts, Raether, and Greene (all of whom are members of the Board of Directors of the Company) are general partners of KKR Associates. Messrs. Kravis and Roberts are also members of the Executive Committee of KKR Associates. The other general partners of KKR Associates are Robert I. MacDonnell, Michael W. Michelson, Michael T. Tokarz, Perry Golkin, Clifton S. Robbins, Scott M. Stuart and Edward
A. Gilhuly. Mr. Brous, who is a member of the Board of Directors of the Company, is a limited partner of KKR Associates.

     The Partnerships have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, the shares of Common Stock and the Warrants held by them. The Partnerships have both demand and "piggyback" registration rights. Under the agreements providing for registration rights, the Company will pay all expenses in connection with any such registration. The Partnerships have informed the Company that they have no present intention of exercising their registration rights.

     KKR, which is an affiliate of KKR Associates, may receive investment banking fees for services rendered to the Company in connection with certain transactions. During the fiscal year ended February 1, 1997, KKR received a fee of $800,000 from the Company for assisting the Company in the acquisition of Seessel Holdings, Inc. In addition, KKR renders management, consulting and financial services to the Company for an annual fee of $1,000,000 plus expenses. Messrs. Kravis, Roberts, Raether, and Greene are members of the limited liability company which serves as the general partner of KKR, and Mr. Brous is an executive of KKR.

OWNERSHIP OF COMPANY STOCK BY CERTAIN HOLDERS

     The following table sets forth, as of the close of business on May 15, 1997, information as to those stockholders (other than executive officers and directors of the Company) known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:

                                                             COMMON STOCK      PERCENTAGE OF
                                                          BENEFICIALLY OWNED   COMMON STOCK
NAME AND ADDRESS                                           ON MAY 15, 1997      OUTSTANDING
----------------                                          ------------------   -------------
KKR Associates, L.P. (1)................................      30,833,333(2)         87.3%(3)
  9 West 57th Street
  New York, NY 10019

---------------

(1) The shares of Common Stock shown as owned by KKR Associates are owned of record by the Partnerships. KKR Associates is the sole general partner of the Partnerships and possesses the sole voting and investment power of the Partnerships. Messrs. Kravis, Roberts, Raether and Greene (all of whom are members of the Board of Directors of the Company) are general partners of KKR Associates. Messrs. Kravis and Roberts are also the members of the Executive Committee of KKR Associates. The other general partners of KKR Associates are Robert I. MacDonnell, Michael W. Michelson, Michael T. Tokarz, Perry Golkin, Clifton S. Robbins, Scott M. Stuart and Edward A. Gilhuly. Mr. Brous, who is a member of the Board of Directors of the Company, is a limited partner of KKR Associates.

(2) This amount includes 10,000,000 shares of Common Stock subject to purchase within the next 60 days pursuant to exercise of the Warrants.

(3) For purposes of computing the percentage of outstanding shares held by KKR Associates, the shares which KKR Associates has the right to acquire upon exercise of the Warrant are deemed to be outstanding, but the shares that the executive officers and directors of the Company have the right to acquire within the next 60 days pursuant to the exercise of stock options are not deemed to be outstanding.

OWNERSHIP OF COMPANY STOCK BY DIRECTORS AND OFFICERS

     The members of the Company's Board of Directors and all directors and executive officers of the Company as a group have beneficial ownership of the number of shares of the Company's Common Stock indicated in the following table and its footnotes. Unless otherwise indicated in the footnotes, each such individual has sole voting and investment power with respect to the shares set forth in the table.

                                                                 COMMON STOCK          PERCENTAGE OF
                                                             BENEFICIALLY OWNED ON     COMMON STOCK
NAME                                                             MAY 15, 1997         OUTSTANDING (1)
----                                                         ---------------------    ---------------
William J. Bolton..........................................          133,333(2)               *
Henry R. Kravis............................................       30,833,333(3)            87.3%
George R. Roberts..........................................       30,833,333(3)            87.3
Paul E. Raether............................................       30,833,333(3)            87.3
James H. Greene, Jr........................................       30,833,333(3)            87.3
Ronald G. Bruno............................................           73,924(4)               *
Nils P. Brous..............................................              -0-                  *
David B. Clark.............................................           33,333(2)               *
James J. Hagan.............................................           31,666(2)               *
Walter M. Grant............................................           30,625(2)               *
Laura Hayden...............................................           20,312(2)               *
John Butler................................................           20,833(5)               *
All Executive Officers and Directors as a group (12
  persons).................................................       31,177,359(6)            88.0

---------------

 * Holdings do not exceed 1% of the total outstanding shares of Common Stock.

(1) For the purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within the next 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons within the next 60 days, any shares which such person or group of persons has the right to acquire within the next 60 days are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) These amounts include shares subject to purchase within the next 60 days pursuant to the exercise of stock options as follows: Mr. Bolton, 50,000 shares; Mr. Clark, 12,500 shares; Mr. Hagan, 6,666 shares; Mr. Grant, 5,625 shares; and Ms. Hayden, 4,687 shares.

(3) This amount includes 20,833,333 shares owned of record by the Partnerships. Messrs. Kravis, Roberts, Raether and Greene are general partners of KKR Associates, which is the sole general partner of each of the Partnerships. Under regulations adopted by the Securities and Exchange Commission, Messrs. Kravis, Roberts, Raether and Greene, along with the other general partners of KKR Associates, may be deemed to share beneficial ownership of the shares beneficially owned by KKR Associates, but they disclaim any such beneficial ownership. This amount also includes 10,000,000 shares of Common Stock subject to purchase within the next 60 days pursuant to exercise of the Warrants.

(4) This amount includes 37,227 shares owned directly by Mr. Bruno, 283 shares owned by Mr. Bruno jointly with his wife, 176 shares owned by Mr. Bruno's wife, 1,325 shares held by Mr. Bruno as a Trustee for his minor son, 18,139 shares held by Mr. Bruno as co-trustee for various family members, and 16,774 shares held by Mr. Bruno as executor for an estate.

(5) Mr. Butler was elected to the position of Senior Vice
    President -- Operations of the Company on March 20, 1997. On April 21, 1997, Mr. Butler purchased 20,833 shares of Common Stock from the Company at a price of $12.00 per share.

(6) The number of shares shown for directors and executive officers as a group includes an aggregate of 10,079,478 shares which are subject to purchase by members of the group within the next 60 days pursuant to the exercise of stock options and pursuant to the exercise of the Warrants.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     In December 1995, the Company changed its fiscal year from a 52-week or 53-week period ending on the Saturday closest to June 30 to a 52-week or 53-week period ending on the Saturday closest to January 31. In order to implement this change, the Company had a 30-week fiscal year beginning on July 2, 1995 and ending on January 27, 1996 (the "Transition Period").

     The following table sets forth the compensation paid or accrued during the Transition Period and during the fiscal year ended February 1, 1997 (which is referred to in the table as "Fiscal 1996") for the Chairman of the Board and Chief Executive Officer of the Company and for the other individuals who were serving as executive officers of the Company as of February 1, 1997 (the "Executive Officers"). None of the Executive Officers was employed by the Company prior to the Transition Period.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION                        AWARDS
                                            --------------------------------------------------   -----------------
                                                                                  OTHER             SECURITIES
     NAME AND PRINCIPAL                                                          ANNUAL             UNDERLYING
          POSITION               YEAR       SALARY ($)(1)   BONUS ($)(2)   COMPENSATION ($)(3)   STOCK OPTIONS (#)
----------------------------  -----------   -------------   ------------   -------------------   -----------------
William J. Bolton...........  Fiscal 1996     $407,689        $148,330          $ 27,197              250,000
  Chairman of the Board and   Transition       176,606         392,300               -0-                  -0-
  Chief Executive Officer       Period
James J. Hagan(5)...........  Fiscal 1996      206,251          58,833            79,511               66,667
  Executive Vice President
  and Chief Financial
  Officer
David B. Clark(6)...........  Fiscal 1996      246,639          76,067               -0-               62,500
  Executive Vice              Transition        47,518          55,965               -0-                  -0-
  President -- Merchandising    Period
Walter M. Grant.............  Fiscal 1996      152,311          43,447           119,882               56,250
  Senior Vice President,
  General Counsel and
  Secretary
Laura Hayden................  Fiscal 1996      109,613          31,269            59,400               46,875
  Senior Vice President --
  Human Resources
Michael Heintzman(7)........  Fiscal 1996      203,851          57,051            40,800               62,500
  Former Senior Vice          Transition        53,690          53,850               -0-                  -0-
  President -- Merchandising    Period
Lisa R. Kranc(8)............  Fiscal 1996      178,372          49,920            16,199               46,875
  Former Senior Vice          Transition        16,828           6,729               -0-                  -0-
  President -- Marketing        Period


     NAME AND PRINCIPAL            ALL OTHER
          POSITION            COMPENSATION ($)(4)
----------------------------  -------------------
William J. Bolton...........       $123,816
  Chairman of the Board and             -0-
  Chief Executive Officer
James J. Hagan(5)...........         36,929
  Executive Vice President
  and Chief Financial
  Officer
David B. Clark(6)...........         64,196
  Executive Vice                        -0-
  President -- Merchandising
Walter M. Grant.............         56,435
  Senior Vice President,
  General Counsel and
  Secretary
Laura Hayden................         56,443
  Senior Vice President --
  Human Resources
Michael Heintzman(7)........         77,118
  Former Senior Vice                    -0-
  President -- Merchandising
Lisa R. Kranc(8)............         90,071
  Former Senior Vice                    -0-
  President -- Marketing

---------------

(1) The amounts in this column reflect compensation for services provided during a portion of the Transition Period for Mr. Bolton, Mr. Clark, Mr. Heintzman and Ms. Kranc and compensation for services provided during a portion of Fiscal 1996 for Mr. Hagan, Mr. Grant, and Ms. Hayden. The Executive Officers began employment with the Company on the following dates: August 21, 1995 for Mr. Bolton, October 22, 1995 for Mr. Heintzman, November 13, 1995 for Mr. Clark, January 8, 1996 for Ms. Kranc, May 6, 1996 for Mr. Hagan, June 17, 1996 for Mr. Grant, and July 8, 1996 for Ms. Hayden.

(2) The amounts listed in this column include signing bonuses paid by the Company during the Transition Period to each of Mr. Bolton, Mr. Clark and Mr. Heintzman. SEE "EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS."

(3) The amounts in this column include (i) the dollar value of the difference between the price paid by Mr. Hagan, Mr. Grant and Ms. Hayden for shares of the Company's Common Stock purchased from the

    Company during Fiscal 1996 and the fair market value of such shares on the date of purchase, (ii) amounts paid by the Company to reimburse Mr. Hagan, Mr. Grant and Ms. Hayden for taxes on the difference between the price paid by them for shares of the Company's Common Stock and the fair market value of such shares on the date of purchase, and (iii) amounts paid by the Company to reimburse the Executive Officers for taxes on the relocation expenses or allowances reported in the column entitled "All Other Compensation." The amounts in this column do not include the value of other perquisites and personal benefits provided by the Company to the Executive Officers. The value of the perquisites and benefits provided to each Executive Officer during Fiscal 1996 and during the Transition Period did not exceed the lesser of $50,000 or 10% of such Executive Officer's salary plus annual bonus.

(4) The amounts in this column include (i) relocation expenses or allowances paid by the Company in Fiscal 1996 on behalf of each Executive Officer and
    (ii) the dollar value of insurance premiums paid by the Company for term life insurance policies providing death benefits to the beneficiaries of the Executive Officers.

(5) Mr. Hagan was elected to the position of Executive Vice President and Chief Financial Officer of the Company on January 29, 1997. Prior to January 29, 1997, Mr. Hagan served as Senior Vice President and Chief Financial Officer of the Company.

(6) Mr. Clark was elected to the position of Executive Vice
    President -- Merchandising of the Company on January 29, 1997. Prior to January 29, 1997, Mr. Clark served as the Company's Senior Vice President -- Operations.

(7) Mr. Heintzman resigned from his position as the Company's Senior Vice President -- Merchandising effective as of February 1, 1997. The Company is currently paying severance benefits to Mr. Heintzman. SEE "EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS."

(8) Ms. Kranc resigned from her position as the Company's Senior Vice
    President -- Marketing effective as of March 31, 1997. The Company is currently paying severance benefits to Ms. Kranc. SEE "EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS."

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     During the fiscal year ended February 1, 1997, the Company granted stock options to the Executive Officers under the 1996 Stock Purchase and Option Plan for Key Employees of Bruno's, Inc. and Subsidiaries (the "Option Plan"). No stock appreciation rights were granted to the Executive Officers during the last fiscal year. Each Executive Officer was required to purchase shares of the Company's Common Stock from the Company in order to be eligible to receive stock options under the Option Plan. SEE "EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS" AND "CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND OFFICERS AND DIRECTORS."

     The following table contains information regarding the stock options granted by the Company to the Executive Officers during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                               OF STOCK PRICE APPRECIATION
                                                      INDIVIDUAL GRANTS                              FOR OPTION TERM
                                     ---------------------------------------------------   -----------------------------------
                                                      % OF TOTAL
                                       NUMBER OF       OPTIONS
                                       SECURITIES     GRANTED TO   EXERCISE
                                       UNDERLYING     EMPLOYEES    OR BASE
                                        OPTIONS       IN FISCAL     PRICE     EXPIRATION
NAME                                 GRANTED (#)(1)      YEAR       ($/SH)       DATE      0% ($)(2)   5% ($)(2)    10% ($)(2)
----                                 --------------   ----------   --------   ----------   ---------   ----------   ----------
William J. Bolton..................     250,000          28.7%      $12.00     2/15/06          -0-    $1,072,237   $3,484,356
James J. Hagan.....................      66,667           7.6        12.00     9/30/06     $116,667       693,157    1,577,605
David B. Clark.....................      62,500           7.2        12.00     3/13/06          -0-       255,333      850,825
Walter M. Grant....................      56,250           6.4        12.00     9/30/06       98,438       584,848    1,331,098
Laura Hayden.......................      46,875           5.4        12.00     9/30/06       82,031       487,373    1,109,248
Michael F. Heintzman(3)............      62,500           7.2        12.00     2/15/06          -0-       268,059      871,089
Lisa R. Kranc(4)...................      46,875           5.4        12.00     2/15/06          -0-       201,044      653,317

---------------

(1) All of the stock options granted to the Executive Officers are non-qualified options and have a term of ten years from the date of grant. One-half of the options granted to each Executive Officer become exercisable based on the Executive Officer's length of service with the Company (the "Time Options"), and the remaining one-half of the options become exercisable based on the Company's financial performance (the "Performance Options"). The Time Options granted to each Executive Officer become exercisable in equal installments of 20% per year over a five-year period. The Performance Options become exercisable with respect to 20% of the underlying shares on each August 18 following the completion of a fiscal year of the Company in which the Company meets the annual and cumulative performance targets specified by the Board of Directors of the Company. If the performance targets specified by the Board of Directors are not met for a given year but the Company meets both its annual and cumulative performance targets in a subsequent year, then the Performance Options will become exercisable with respect to all of the shares that would have been exercisable if the performance targets had been met as scheduled. All Performance Options will become exercisable after seven years from the date of grant, regardless of whether the Company's performance targets have been met.

(2) The dollar gains shown in these columns result from calculations using assumed annual growth rates of 0%, 5%, and 10% in the value of the Company's Common Stock measured from the market value at the date of grant through the expiration date of the ten-year life of the stock options granted to the Executive Officers. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast future stock prices, which will depend upon market conditions and the Company's future performance and prospects. The dollar gains shown in these columns reflect a future value based upon growth at the prescribed rates. The column labeled 0% shows the value at the date of grant of stock options whose exercise price was below the market price of the Company's Common Stock at the date of grant.

(3) The options granted to Mr. Heintzman were cancelled and terminated in connection with his resignation as Senior Vice President -- Merchandising of the Company effective as of February 1, 1997. The Company made a payment to Mr. Heintzman in the amount of $3,000 in connection with the termination of his stock options.

(4) The options granted to Ms. Kranc were cancelled and terminated in connection with her resignation as Senior Vice President -- Marketing of the Company effective as of March 31, 1997. The Company made a payment to Ms. Kranc in the amount of $2,250 in connection with the termination of her stock options.

OPTION EXERCISES AND HOLDINGS

     No options were exercised by the Executive Officers during the last fiscal year. The following table contains information with respect to the unexercised options to purchase shares of the Company's Common Stock held by the Executive Officers as of February 1, 1997:

                OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                               UNDERLYING                   IN-THE-MONEY
                                                  VALUE REALIZED ($)       UNEXERCISED OPTIONS            OPTIONS AT FISCAL
                                    SHARES         (MARKET PRICE AT       AT FISCAL YEAR END(#)            YEAR END($)(1)
                                   ACQUIRED         EXERCISE LESS      ---------------------------   ---------------------------
NAME                            ON EXERCISE(#)     EXERCISE PRICE)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ---------------   ------------------   -----------   -------------   -----------   -------------
William J. Bolton.............        -0-                -0-             25,000         225,000       $100,000       $900,000
James J. Hagan................        -0-                -0-                -0-          66,667            -0-        266,668
David B. Clark................        -0-                -0-              6,250          56,250         25,000        225,000
Walter M. Grant...............        -0-                -0-                -0-          56,250            -0-        225,000
Laura Hayden..................        -0-                -0-                -0-          46,875            -0-        187,500
Michael F. Heintzman(2).......        -0-                -0-              6,250          56,250         25,000        225,000
Lisa R. Kranc(3)..............        -0-                -0-              4,687          42,188         18,748        168,752

---------------

(1) The numbers in these columns represent the difference between the fair market value of the shares of the Company's Common Stock on February 1, 1997 and the exercise price for the unexercised options. The fair market value of the Company's Common Stock on February 1, 1997 was $16.00 per share based on trading in the over-the-counter market. See Item 5 entitled "Market for Registrant's Common Equity and Related Stockholder Matters" in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, which accompanies this proxy statement. An option is "in-the-money" if the fair market value of the Company's Common Stock exceeds the exercise price.

(2) The options granted to Mr. Heintzman were cancelled and terminated in connection with his resignation as Senior Vice President -- Merchandising of the Company effective as of February 1, 1997. The Company made a payment to Mr. Heintzman in the amount of $3,000 in connection with the termination of his stock options.

(3) The options granted to Ms. Kranc were cancelled and terminated in connection with her resignation as Senior Vice President -- Marketing of the Company effective as of March 31, 1997. The Company made a payment to Ms. Kranc in the amount of $2,250 in connection with the termination of her stock options.

RETIREMENT SAVINGS PLAN

     The Company maintains a profit sharing and retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible to participate in the plan, an employee must be at least 21 years old, must have at least one year of service with the Company, and must not be eligible to participate in a union-sponsored or co-sponsored qualified retirement plan.

     Subject to certain limitations, participants in the plan are permitted to make voluntary contributions to their accounts in the plan through payroll deductions. The Company makes matching contributions with respect to the voluntary contributions made by plan participants. Prior to April 1, 1997, the Company made matching contributions on a dollar-for-dollar basis with respect to a participant's contributions on the first two percent of his or her compensation. The plan was amended effective April 1, 1997 to provide that the Company will make matching contributions in the future in an amount equal to 50% of a participant's contributions on the first five percent of his or her compensation.

     The plan permits the Company to make discretionary profit sharing contributions to the accounts of eligible participants in an amount determined annually by the Board of Directors of the Company. The Company did not make discretionary contributions to the plan during the fiscal years ended July 2, 1994 and July 1, 1995, during the Transition Period, or during the fiscal year ended February 1, 1997.

     All voluntary contributions made by plan participants and all matching contributions made by the Company are fully vested at all times. Any discretionary contributions made by the Company are vested after a plan participant has completed five years of service with the Company or upon the participant's death, disability or normal retirement. A participant is entitled to receive a distribution of his vested account in the plan 90 days after the participant's termination of employment with the Company, including a termination of employment as a result of retirement, disability or death. Payments are made in the form of a lump sum or in installments paid over a period of 15 years.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The following report of the Committee discusses the Company's executive compensation objectives and policies applicable to the Executive Officers.

     With respect to executive compensation for the Executive Officers, the Committee's primary objectives are to (i) attract and retain highly qualified individuals to serve as Executive Officers, (ii) align the interests of the Executive Officers with those of the Company's stockholders, and (iii) reward the Executive Officers appropriately for their performance. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial to the enhancement of stockholder value on the basis that members of management who are substantial stockholders in the Company are motivated to act on behalf of all stockholders to optimize the Company's performance. The executive compensation program is designed to provide an overall level of executive compensation that is competitive with companies of comparable size with similar market and operating characteristics.

     The Company's executive compensation program for the Executive Officers consists of a base salary, a bonus plan and stock options. Benefits are also offered to the Executive Officers that are not based on performance, such as benefits in the event of illness, disability, death or retirement. These benefits are provided to the vast majority of employees of the Company.

     Base Salary. Base salary levels for the Executive Officers, including the Chief Executive Officer, are set so that the overall cash compensation package for the Executive Officers, including bonus opportunity, compares favorably to companies with which the Company competes for executive talent. In determining base salaries, the Committee also takes into account a number of factors, including individual experience and performance, each Executive Officer's level of responsibility, the cost of living, and the historical salary levels for each Executive Officer. The measures of individual performance considered include a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the Executive Officer's success in achieving various nonfinancial goals within his or her area of responsibility, and other contributions made by the Executive Officer to the Company's success. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels because the specific factors used may vary among the Executive Officers. As is typical for most companies, payment of an Executive Officer's base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

     Bonus Plan. In addition to his or her base salary, each Executive Officer, including the Chief Executive Officer, may earn an annual bonus with a target amount equal to a percentage of his or her base salary. For the fiscal year ended February 1, 1997, the target bonus for the Chief Executive Officer was equal to 65% of his base salary, and the target bonus for each other Executive Officer was equal to 50% of his or her base salary. The maximum bonus for each Executive Officer, including the Chief Executive Officer, was 100% of base salary. The financial measure of performance under the Company's bonus plan for the fiscal year ended February 1, 1997 was the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The bonus plan provided for the payment of bonuses at the target amount for each Executive Officer if the Company achieved the EBITDA performance specified by the Board of Directors. The bonus plan provided for the payment of bonuses either above or below the target amount if the Company's EBITDA performance exceeded or fell below the amount specified by the Board of Directors. The actual bonuses paid for the last fiscal year were equal to 57% of the target bonus for each of the Executive Officers, including the Chief Executive Officer.

     Stock Options. The Committee believes that the Option Plan aligns the interests of the Executive Officers with those of stockholders because stock options allow the Executive Officers to benefit from increases in the value of the Company's Common Stock. The Committee determines the number of option shares granted to each Executive Officer based on the Executive Officer's position and responsibilities and based on the number of shares of Common Stock purchased by the Executive Officer. Each Executive Officer was required to purchase shares of the Company's Common Stock from the Company in order to be eligible to receive stock options under the Option Plan. SEE "STOCK OPTIONS AND STOCK APPRECIATION RIGHTS."

     Chief Executive Officer Compensation. The compensation of William J. Bolton, the Company's Chief Executive Officer, for the Company's last fiscal year was based on the same factors discussed above for all of the other Executive Officers. As noted above, the target bonus for Mr. Bolton for the last fiscal year was equal to 65% of his base salary. The bonuses paid to Mr. Bolton and the other Executive Officers represented the same percentage (57%) of their respective target bonuses.

     Summary. The Company's executive compensation program is designed to reward the following elements of performance:

     - Individual performance is rewarded through continued employment with the Company and through levels of, and increases to, base salary.

     - Achievement of financial performance goals specified by the Board of Directors is rewarded through the bonus plan.

     - Stock price performance is rewarded through increases in the value of previously granted stock options.

     The Committee believes that the Company's executive compensation program has been effective in (i) enabling the Company to attract and retain highly qualified individuals to serve as Executive Officers of the Company, (ii) rewarding individuals appropriately for their performance, and (iii) aligning the interests of the Executives Officers with those of the Company's stockholders. Although the Committee is pleased with the present compensation program, it reserves the right to make changes to the program to the extent necessary to continue to meet its stated goals in future years.

                                          Submitted by the Compensation
                                          Committee of the Company's Board of
                                          Directors

                                          James H. Greene, Jr.
                                          Paul E. Raether
                                          Nils Brous

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder returns on (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Index, and (iii) a peer group of companies in the retail supermarket industry. The comparison covers the period from the last trading day prior to the end of the Company's fiscal year ended June 29, 1991 to the last trading day prior to the end of the Company's fiscal year ended February 1, 1997. The comparison assumes an initial investment of $100 at the beginning of such period.

        Measurement Period
      (Fiscal Year Covered)              Bruno's            S&P 500        Peer Group (1)
June 29, 1991                                     100                100                100
June 27, 1992                                   71.09             113.41              91.10
July 3, 1993                                    50.31             128.87             105.07
July 2, 1994                                    39.95             130.68             106.81
July 1, 1995                                    65.78             164.75             121.56
January 27, 1996                                58.71             194.97             137.67
February 1, 1997                                90.54             246.33             180.12

                               JUNE 29,   JUNE 27,   JULY 3,   JULY 2,   JULY 1,   JANUARY 27,   FEBRUARY 1,
                                 1991       1992      1993      1994      1995        1996          1997
                               --------   --------   -------   -------   -------   -----------   -----------
Bruno's......................    $100     $ 71.09    $ 50.31   $ 39.95   $ 65.78     $ 58.71       $ 90.54
S&P 500......................     100      113.41     128.87    130.68    164.75      194.97        246.33
Peer Group(1)................     100       91.10     105.07    106.81    121.56      137.67        180.12

---------------

(1) The selected peer group consists of the following companies: Albertson's, Inc., American Stores Co., Buttrey Food and Drug Co., Delchamps, Inc., Eagle Food Centers, Food Lion, Inc., Giant Food, Inc., Great Atlantic and Pacific Tea Co., Hannaford Brothers Company, Ingles Markets, Kroger Co., Marsh Supermarkets, Ruddick Corp., Safeway Inc., Seaway Food Town, Smith's Food & Drug Centers, Inc., Southland Corp., Supervalu, Inc., Village Supermarkets, Inc., Vons Companies, Weis Markets, Inc. and Winn Dixie Stores, Inc.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has entered into Employment Agreements with each of the Executive Officers. The Company also has entered into an Employment Agreement with John Butler, who did not serve as an Executive Officer until his election to the position of Senior Vice President -- Operations of the Company on March 20, 1997. For purposes of this discussion, all references to Executive Officers shall be deemed to include Mr. Butler.

     The Employment Agreements provide that each Executive Officer is entitled to receive a base salary, which may be increased in the reasonable discretion of the Company, and an annual bonus with a target amount equal to or not less than 50% of the Executive Officer's base salary and a maximum amount equal to 100% of the Executive Officer's base salary. The initial base salaries specified in the Employment Agreements are $400,000 for Mr. Bolton, $275,000 for Mr. Hagan, $225,000 for Mr. Clark, $240,000 for Mr. Grant, $190,000 for Ms. Hayden, $200,000 for Mr. Heintzman, $175,000 for Ms. Kranc, and $210,000 for Mr. Butler. Mr. Clark's base salary was increased to $266,669 in connection with his election to the position of Executive Vice President -- Merchandising of the Company on January 29, 1997.

     The Employment Agreements provide that each of the Executive Officers would be given the opportunity to purchase a specified number of shares of the Company's Common Stock at a price of $12.00 per share and would be granted options to purchase additional shares of the Company's Common Stock at an exercise price of $12.00 per share. Pursuant to the Employment Agreements, the Company sold shares of the Company's Common Stock to the Executive Officers as follows: 83,333 shares to Mr. Bolton, 25,000 shares to each of Mr. Hagan and Mr. Grant, 20,833 shares to each of Mr. Clark, Mr. Heintzman, and Mr. Butler, and 15,625 shares to each of Ms. Hayden and Ms. Kranc. The Company also granted to the Executive Officers the stock options described above in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR."

     The Employment Agreements also provided for the Company to pay relocation expenses or allowances for the Executive Officers and to pay signing bonuses to certain of the Executive Officers. The relocation payments and signing bonuses are reported above in the table entitled "SUMMARY COMPENSATION TABLE."

     The term of the Employment Agreement for Mr. Bolton will continue until the earlier of August 31, 1998 or the termination of Mr. Bolton's employment pursuant to his Employment Agreement. The Company has the right to terminate Mr. Bolton's employment at any time and for any reason. If Mr. Bolton's employment is terminated by the Company without cause or by Mr. Bolton for "good reason," then Mr. Bolton will be entitled to receive a termination amount payable in 18 monthly installments equal to the greater of (i) an amount equal to Mr. Bolton's base salary for 18 months at its then current monthly rate plus 1.5 times the amount of Mr. Bolton's target bonus for the year in which the termination occurs or (ii) the amount of the base salary plus target bonus that Mr. Bolton would have received for the remaining term of his Employment Agreement. Mr. Bolton also will be entitled to receive payment for accrued but unused vacation days and to continued coverage for 18 months under any employee medical, disability and life insurance plans in accordance with the terms of such plans. Mr. Bolton may terminate his employment for "good reason" in the event of (i) a material breach by the Company of any provision of his Employment Agreement, including a material reduction by the Company in Mr. Bolton's duties, authority, support or responsibilities, (ii) a decision by the Company requiring Mr. Bolton to perform his duties and responsibilities for the Company at a location other than Birmingham, Alabama, or (iii) a reduction by the Company in Mr. Bolton's base salary, other than a reduction that is part of a general salary reduction program affecting at least 90% of the officers of the Company and not exceeding 20% of Mr. Bolton's base salary.

     The term of the Employment Agreement for each Executive Officer (other than Mr. Bolton) is three years, except that the Employment Agreement for Mr. Hagan will continue until his employment is terminated either voluntarily or involuntarily. The Company has the right to terminate each Executive Officer's employment at any time and for any reason. If an Executive Officer's employment is terminated by the Company without cause or if the Executive Officer's employment is terminated by the Executive for "good reason," then the Executive Officer (other than Mr. Bolton) is entitled to receive a severance payment equal to his or her base salary for one year. An Executive Officer (other than Mr. Bolton) may terminate his or her employment for "good reason" in the event of
(i) a material breach by the Company of any provision of the Employment Agreement, including a demotion by the Company in the Executive Officer's position or the assignment to the Executive Officer of duties or responsibilities which are materially inconsistent with the duties or responsibilities contemplated by the Employment Agreement or (ii) a reduction by the Company in the Executive Officer's base salary, other than a reduction that is part of a general salary reduction program affecting senior executives of the Company and that is not, on average, greater than the salary reduction (as a percentage of base salary) of other senior executives of the Company.

     Mr. Heintzman resigned from his position as Senior Vice
President -- Merchandising of the Company effective as of February 1, 1997. The Company has agreed that Mr. Heintzman will remain on the Company's payroll and will continue to receive the same base salary and benefits that he was receiving prior to February 1, 1997 until the first to occur of (i) February 1, 1998 or
(ii) his re-employment with another Company. After the date of his re-employment with another Company, Mr. Heintzman will no longer be entitled to receive any benefits from the Company but he will continue to receive the severance payments to which he is entitled under his Employment Agreement through February 1, 1998. In connection with Mr. Heintzman's resignation, the Company repurchased 20,833 shares of the Company's Common Stock from Mr. Heintzman at a price of $12.24 per share and made a payment to Mr. Heintzman of $3,000 in connection with the cancellation and termination of the stock options previously granted to him.

     Ms. Kranc resigned from her position as Senior Vice President -- Marketing of the Company effective as of March 31, 1997. The Company has agreed that Ms. Kranc will remain on the Company's payroll and will continue to receive the same base salary and benefits that she was receiving prior to March 31, 1997 until the first to occur of (i) March 31, 1998 or (ii) her re-employment with another Company. After the date of her re-employment with another Company, Ms. Kranc will no longer be entitled to receive any benefits from the Company but she will continue to receive the severance payments to which she is entitled under her Employment Agreement through March 31, 1998. In connection with Ms. Kranc's resignation, the Company repurchased 15,625 shares of the Company's Common Stock from Ms. Kranc at a price of $12.24 per share and made a payment to Ms. Kranc of $2,250 in connection with the cancellation and termination of the stock options previously granted to her.

CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND OFFICERS AND DIRECTORS

     During the fiscal year ended February 1, 1997, the Company sold shares of its Common Stock to the Executive Officers pursuant to the Employment Agreements with the Executive Officers. In addition, on April 21, 1997, the Company sold shares of its Common Stock to John Butler, who was elected to the position of Senior Vice President -- Operations of the Company on March 20, 1997. SEE "EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS." The Company sold 83,333 shares to Mr. Bolton, 25,000 shares to each of Mr. Hagan and Mr. Grant, 20,833 shares to each of Mr. Clark, Mr. Heintzman, and Mr. Butler, and 15,625 shares to each of Ms. Hayden and Ms. Kranc. Each Executive Officer paid a price of $12.00 per share for the shares purchased by such Executive Officer. In connection with the purchase of such shares, each Executive Officer entered into a Management Stockholder's Agreement with the Company (the "Stockholder's Agreements"). The Stockholder's Agreements impose restrictions on the transfer of the shares of Common Stock purchased by the Executive Officers. With certain exceptions, the shares purchased by the Executive Officers cannot be transferred prior to the fifth anniversary of the purchase date of such shares. In addition, the Company has the option to repurchase the shares held by any Executive Officer whose employment with the Company is terminated. The Company has repurchased the shares of its Common Stock sold to Mr. Heintzman and Ms. Kranc. SEE "EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS."

     Five of the members of the Board of Directors of the Company are associated with KKR. Certain relationships and transactions between the Company and KKR and its affiliates are described above. SEE "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

INDEBTEDNESS OF MANAGEMENT

     The Company made loans to certain of the Executive Officers in connection with their purchase of shares of the Company's Common Stock. Each loan bears interest at the applicable federal rate as determined under the Internal Revenue Code of 1986, as amended, at the time the loan was made. The outstanding principal amounts under these loans as of May 15, 1997 are shown below:

                                                               AMOUNT OF
                       NAME AND TITLE                         INDEBTEDNESS    APPLICABLE
                    OF EXECUTIVE OFFICER                       TO COMPANY    INTEREST RATE
                    --------------------                      ------------   -------------
William J. Bolton...........................................    $443,253         5.65%
  Chairman of the Board and Chief Executive Officer
David B. Clark..............................................     125,000         5.65
  Executive Vice President -- Merchandising
Laura Hayden................................................      93,750         6.53
  Senior Vice President -- Human Resources
John Butler (1).............................................     125,000         6.39
  Senior Vice President -- Operations

---------------

(1) Mr. Butler was elected to the position of Senior Vice
    President -- Operations of the Company on March 20, 1997.

     Each loan is secured by the shares of the Company's Common Stock held by the Executive Officer to whom the loan was made. Interest is due on June 30 and December 31 of each year. The principal amount of the loan made to each Executive Officer is due upon the earliest to occur of (i) one year following the termination of the Executive Officer's employment with the Company without cause or for "good reason," (ii) immediately upon the termination of the Executive Officer's employment with the Company for cause or without "good reason," (iii) the disposition by the Executive Officer of all or any part of the shares of the Company's Common Stock purchased by the Executive Officer from the Company with the proceeds of the loan, or (iv) seven years from the date on which the loan was made.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending January 31, 1998. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from the Company's stockholders.

STOCKHOLDER PROPOSALS

     Stockholders of the Company who intend to submit proposals at the Company's 1998 Annual Meeting of Shareholders must submit such proposals to the Company no later than March 12, 1998 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Stockholder proposals should be submitted to the Secretary of the Company at the principal executive offices of the Company at 800 Lakeshore Parkway, Birmingham, Alabama 35211. The Company reserves the right to decline to include in the Company's proxy materials any stockholder proposals which do not comply with the rules of the Securities and Exchange Commission for inclusion therein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all reports that they file under Section 16(a). To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with by such persons during the fiscal year ended February 1, 1997, except that Mr. Bruno failed to file timely Form 4 Reports with respect to certain changes in his beneficial ownership of the Company's Common Stock during such fiscal year.

                                          By Order of the Board of Directors
                                          /s/ Walter M. Grant
                                          WALTER M. GRANT
                                          Secretary

     THE COMPANY HAS SENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997, INCLUDING THE FINANCIAL STATEMENTS CONTAINED THEREIN, TO EACH OF ITS STOCKHOLDERS OF RECORD AS OF JUNE 2, 1997 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS) UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION: SECRETARY.

                                [BRUNO'S LOGO]

                                                                     APPENDIX A


PROXY


                                BRUNO'S, INC.
                             BIRMINGHAM, ALABAMA

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
            STOCKHOLDERS TO BE HELD ON THE 10TH DAY OF JULY, 1997.


The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice and proxy statement for the Annual Meeting of Stockholders of Bruno's, Inc. (the "Company") to be held on July 10, 1997, and appoints William
J. Bolton, Walter M. Grant and James J. Hagan, and each of them, each with the power to apppoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the shares of Common Stock of the Company held of record by the undersigned on June 2, 1997, at the Annual Meeting of the Stockholders of the Company to be held at the Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019, on the 10th day of
July 1997, at 11:00 o'clock A.M., New York time, and at any adjournements thereof, upon the matter set forth on the reverse side and described in the notice and proxy statement for such meeting and in their discretion upon such matters which may come before the meeting.

If your address has changed, please note new address:

Address:
         --------------------------------------------
Zip Code:
         --------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED HEREIN.
           IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED BELOW.

                                                                                                                 Please mark
                                                                                                                 your votes as
                                                                                                                 indicated in  /x/
                                                                                                                 this example.

(1)  ELECTION OF DIRECTORS                         FOR all                WITHHOLD
                                             nominees listed below        AUTHORITY
     (INSTRUCTION -- TO WITHHOLD              (except as marked         to vote for all
     AUTHORITY TO VOTE FOR ANY                 to the contrary)       nominees listed below
     INDIVIDUAL NOMINEE, STRIKE A LINE             /  /                     /  /
     THROUGH THE NOMINEE'S NAME IN
     THE LIST BELOW.)

Nominees:  William J. Bolton     James M. Greene, Jr.
           Henry R. Kravis       Nils P. Brous
           George R. Roberts     Ronald G. Bruno
           Paul E. Raether

(2)  In their discretion, upon such other matters as may properly come before the \
meeting.

To help our preparations for the meeting, please check here if you plan to attend. / /

Please mark, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

Signature(s)_______________________________________ Date: ______________________
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) HEREON.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.